SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934


INTERNET CAPITAL GROUP, INC.
----------------------------------------------------------
(Exact name of Registrant as specified in its charter)



Delaware                                    23-2996071
-----------------------                     -------------------------------
(State of incorporation                     (I.R.S. employer identification
 or organization)                             number)



435 Devon Park Drive
Building 800
Wayne, PA                                          19047
----------------------                      -------------------
(Address of principal                            (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(g) of the Act:


        Common Stock, par value $.001 per share
        ---------------------------------------
        (Title of Class)



Item 1. Description of Registrant's Securities to be Registered.

        Reference is hereby made to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-78193) ("Amendment No. 3"), as filed on July 30,
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1999, and particularly to the description of the Registrant's Common Stock, par value $.001 per share, set forth under the caption "Description of Capital Stock" beginning on page 84 thereof. Such Amendment No. 3 is hereby incorporated by reference.


Item 2. Exhibits.

        2.1     Restated Certificate of Incorporation of the Registrant.

        2.2     Amended and Restated Bylaws of the Registrant.

        2.3 Specimen Certificate for Registrant's Common Stock-Incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 3.

        2.4 Form of Registration Rights Agreement between the Registrant and the Holders described therein - Incorporated by reference to "Exhibit C - Registration Rights" of Exhibit 10.5.1 to the Registration Statement on Form S-1 (File No. 333-78193) ("Registration Statement"), as filed on May 11, 1999.

        2.5 Form of Registration Rights Agreement between the Registrant and the Convertible Note Holders - Incorporated by reference to "Exhibit A - Registration Rights" of Exhibit 10.22 to the Registrant's Registration Statement.

        2.6 Form of Registration Rights Agreement between the Registrant and International Business Machines Corporation Incorporated by reference to "Exhibit B -Registration Rights" of Exhibit 10.23.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-78193), as filed on July 16, 1999.
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         SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   INTERNET CAPITAL GROUP, INC.
                                   ----------------------------
                                          (Registrant)



DATE:   08/03/99                   By: /s/ Walter W. Buckley, III
      -----------------               --------------------------------------
                                      (Name)  Walter W. Buckley, III
                                      (Title) President, Chief Executive Officer
                                              and Director